UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2005

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas	77008-1044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 880-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2005, Enterprise Products Partners L.P. (“Enterprise”), EPCO, Inc. (“EPCO”), Enterprise Products Operating L.P. (“OLP”), Enterprise Products GP, LLC (the “General Partner”), Enterprise Products OLPGP, Inc. (“OLPGP”), Enterprise GP Holdings L.P. (“EPE”), EPE Holdings, LLC (“EPE Holdings”), TEPPCO Partners, L.P. (“TEPPCO”), Texas Eastern Products Pipeline Company, LLC (“TPP GP”), TE Products Pipeline Company, Limited Partnership, TEPPCO Midstream Companies, L.P., TCTM, L.P. and TEPPCO GP, Inc. (such latter six parties being referred to herein as the “TEPPCO Parties”) executed and delivered the Third Amended and Restated Administrative Services Agreement, dated August 15, 2005, but effective as of February 24, 2005 (the “Amended Agreement”), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Prior to the amendment of the Amended Agreement, the Amended Agreement provided for EPCO to provide administrative, management and operating services to the Partnership Entities (defined as Enterprise, the General Partner, OLP, OLPGP and any affiliate controlled by any of them), and for the Partnership Entities to reimburse EPCO for all of its costs and expenses that are directly or indirectly related to the business or activities of the Partnership Entities. The Amended Agreement provides that EPCO will continue to provide such services to the Partnership Entities in exchange for such cost and expense reimbursement, and that EPCO shall also provide such services to the new parties to the Amended Agreement under the same arrangement. EPCO and its affiliates own indirectly a 100% membership interest in the General Partner, which is the general partner of Enterprise. EPCO and its affiliates also own indirectly 37.3% of the outstanding Common Units of Enterprise. Enterprise owns 100% of the equity interests in OLP and OLPGP, which is the general partner of OLP.

On February 24, 2005 an affiliate of EPCO acquired 100% of the membership interests of TPP GP, which owns a 2% general partner interest in TEPPCO and $2.5 million (3.6% of the outstanding) common units of TEPPCO. Affiliates of EPCO currently own 100% of the membership interests in EPE Holdings, which is the general partner of EPE and 100% of the outstanding limited partner interests in EPE, although EPE is currently engaged in an initial public offering of such EPE common units, pursuant to which approximately 10-15% of such limited partner interests will be sold to the public. The Amended Agreement effectuated the following changes to the Second Amended and Restated Administrative Services Agreement:

(i)	EPE, EPE Holdings and the TEPPCO Parties were added as parties thereto;
(ii)	substantial revisions were made to Section 5.4, Business Opportunities, as described below;
(iii)	the addition of Exhibit B describing conflicts, policies and procedures as described below; and
(iv)	making various other changes to reflect the new parties and procedures.

Section 5.4 of the Amended Agreement addresses potential conflicts that may arise among Enterprise, the General Partner, EPE, EPE Holdings and the EPCO Group (which is

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defined as EPCO and its affiliates other than the parties to the Amended Agreement). Section 5.4 of the Amended Agreement provides among other things that:

•

if a business opportunity to acquire equity securities is presented to the EPCO Group, Enterprise, the General Partner, EPE or EPE Holdings, then EPE will have the first right to pursue such opportunity. “Equity securities” are defined to include:

•

general partner interests (or securities which have characteristics similar to general partner interests) and incentive distribution rights or similar rights in publicly traded partnerships or interests in “persons’ that own or control such general partner or similar interests (collectively, “GP Interests”) and securities convertible, exercisable, exchangeable or otherwise representing ownership or control of such GP Interests; and

•

incentive distribution rights and limited partner interests (or securities which have characteristics similar to incentive distribution rights or limited partners interests) in publicly traded partnerships or interests in “persons” that own or control such limited partner or similar interests (collectively, “non-GP Interests”); provided that such non-GP Interests are associated with GP Interests and are owned by the owners of GP Interests or their respective affiliates.

EPE will be presumed to desire to acquire the equity securities until such time as EPE Holdings advises the EPCO Group and the General Partner that EPE has abandoned the pursuit of such business opportunity. In the event that the purchase price of the equity securities is reasonably likely to exceed $100 million, the decision to decline the acquisition will be made by the chief executive officer of EPE Holdings after consultation with and subject to the approval of the audit and conflicts committee of EPE Holdings. If the purchase price is reasonably likely to be less than such threshold amount, the chief executive officer of EPE Holdings may make the determination to decline the acquisition without consulting the audit and conflicts committee of EPE Holdings. In the event that EPE abandons the acquisition and so notifies the EPCO Group and the General Partner, Enterprise will have the second right to pursue such acquisition. Enterprise will be presumed to desire to acquire the equity securities until such time as the General Partner advises the EPCO Group that Enterprise had abandoned the pursuit of such acquisition. In determining whether or not to pursue the acquisition, Enterprise will follow the same procedures applicable to EPE, as described above but utilizing the General Partner’s chief executive officer and audit and conflicts committee. In the event that Enterprise abandons the acquisition and so notifies the EPCO Group, the EPCO Group may pursue the acquisition without any further obligation to any other party or offer such opportunity to other affiliates.

•

if any business opportunity not covered by the preceding bullet point is presented to the EPCO Group, Enterprise, the General Partner, EPE or EPE Holdings, Enterprise will have the first right to pursue such opportunity. Enterprise will be presumed to desire to pursue the business opportunity until such time as the General Partner advises the EPCO Group and EPE Holdings that Enterprise has abandoned the pursuit of such business opportunity. In the event that the purchase price or cost associated with the business opportunity is reasonably likely to exceed $100 million, the decision to decline the business opportunity will be made by the chief executive

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officer of the General Partner after consultation with and subject to the approval of the audit and conflicts committee of the General Partner. If the purchase price or cost is reasonably likely to be less than such threshold amount, the chief executive officer of the General Partner may make the determination to decline the business opportunity without consulting the General Partner’s audit and conflicts committee. In the event that Enterprise abandons the business opportunity and so notifies the EPCO Group and EPE Holdings, EPE will have the second right to pursue such business opportunity. EPE will be presumed to desire to pursue such business opportunity until such time as EPE Holdings advises the EPCO Group that EPE has abandoned the pursuit of such business opportunity. In determining whether or not to pursue the business opportunity, EPE will follow the same procedures applicable to Enterprise, and described above but utilizing EPE Holdings’ chief executive officer and audit and conflicts committee. In the event that EPE abandons the business opportunity and so notifies the EPCO Group, the EPCO Group may pursue the business opportunity without any further obligation to any other party or offer such opportunity to other affiliates.

Exhibit B to the Amended Agreement, which is incorporated by reference into this Item 1.01, outlines the corporate governance structure and policies and procedures to address potential conflicts among, protect the confidential information of, and govern the sharing of EPCO personnel between the Partnership Entities, the TEPPCO Parties and EPE. Exhibit B provides, among other things, that

•	there shall be no overlap in the independent directors of the General Partner, EPE Holdings and TPP GP;
•

there shall be no overlap in the EPCO employees performing commercial and development activities involving certain defined potential overlapping assets (“Potential Overlapping Assets”) for the Partnership Entities and EPE on the one hand and the TEPPCO Parties on the other hand; and

•

certain screening procedures are to be followed if an EPCO employee performing commercial and development activities becomes privy to commercial information relating to a Potential Overlapping Asset of any entity for which such employee does not perform commercial and development activities.

A number of other changes were made in the Amended Agreement (all of which in the aggregate are immaterial) for the purpose of updating certain information and definitions and providing consistency with the above described changes.

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Item 9.01.     Financial Statements and Exhibits.

(c)	Exhibits.
Exhibit No.	Description

10.1

Third Amended and Restated Administrative Services Agreement by and among EPCO, Inc., Enterprise Products Partners L.P., Enterprise Products Operating L.P., Enterprise Products GP, LLC and Enterprise Products OLPGP, Inc., Enterprise GP Holdings L.P., EPE Holdings, LLC, TEPPCO Partners, L.P., Texas Eastern Products Pipeline Company, LLC, TE Products Pipeline Company, Limited Partnership, TEPPCO Midstream Companies, L.P., TCTM, L.P. and TEPPCO GP, Inc. dated August 15, 2005, but effective as of February 24, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC,

its General Partner

Date: August 22, 2005	By: ___/s/ Michael J. Knesek___________________
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC

Signature Page

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Third Amended and Restated Administrative Services Agreement by and among EPCO, Inc., Enterprise Products Partners L.P., Enterprise Products Operating L.P., Enterprise Products GP, LLC and Enterprise Products OLPGP, Inc., Enterprise GP Holdings L.P., EPE Holdings, LLC, TEPPCO Partners, L.P., Texas Eastern Products Pipeline Company, LLC, TE Products Pipeline Company, Limited Partnership, TEPPCO Midstream Companies, L.P., TCTM, L.P. and TEPPCO GP, Inc. dated August 15, 2005, but effective as of February 24, 2005.